Exhibit 21.1

Silicon Valley Bancshares Annual Report on Form 10-K

Subsidiaries of Silicon Valley Bancshares

Silicon Valley Bancshares owns outstanding voting securities or partnership interests of the following corporations and partnerships, which are included in Silicon Valley Bancshares’ consolidated financial statements:

Name	Ownership Interest	Jurisdiction of Incorporation
Silicon Valley Bank	100.0%	California
SVB Leasing Company (inactive)	100.0%	California
SVB Capital I	100.0%	Delaware
SVB Capital II	100.0%	Delaware
SVB Strategic Investors, LLC	100.0%	California
SVB Strategic Investors Fund, L.P.	11.1%	California
Silicon Valley BancVentures, Inc.	100.0%	California
Silicon Valley BancVentures, L.P.	10.7%	California
Gold Hill Venture Lending Partners 03, LLC	100.0%	California
Gold Hill Venture Lending 03, L.P.	100.0%	Delaware
Alliant Partners	100.0%	California
SVB Woodside Financial	100.0%	California
Libra Partners, L.P.	<1.0%	California
Taurus Growth Partners, L.P.	<1.0%	California
SVB Strategic Investors II, LLC	100.0%	Delaware
SVB Strategic Investors Fund II, L.P.	100.0%	Delaware
Silicon Valley Bancshares Cayman Islands	100.0%	Cayman Islands

Silicon Valley Bank owns 100% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares’ consolidated financial statements:

Name	Jurisdiction of Incorporation
Woodside Asset Management, Inc.	California
SVB Asset Management	California
SVB Securities	California
Real Estate Investment Trust	Maryland